                                                                     EXHIBIT 4.4



                           Tax-Deferred Savings Trust

                         AERIAL OPERATING COMPANY, INC.
                           TAX-DEFERRED SAVINGS TRUST

                         AERIAL OPERATING COMPANY, INC.
                           TAX-DEFERRED SAVINGS TRUST


                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE 1  TRUST, FUND AND TRUSTEE.............................................2
         Section 1.1.  Trust...................................................2
         Section 1.2.  Fund....................................................2
         Section 1.3.  Trustee and its Agents..................................2

ARTICLE 2  PLANS...............................................................3
         Section 2.1.  Delivery of Plan to Trustee.............................3
         Section 2.2.  Participating Employers.................................3

ARTICLE 3  AUTHORIZED EMPLOYER REPRESENTATIVES.................................3

ARTICLE 4  CONTRIBUTIONS.......................................................3

ARTICLE 5  DISTRIBUTIONS FROM FUND.............................................4
         Section 5.1.  Company to Direct Distributions.........................4
         Section 5.2.  Withholding of Taxes....................................4
         Section 5.3.  Participant Loans.......................................4
         Section 5.4.  Interests Non-Assignable................................5

ARTICLE 6  INVESTMENT OF FUND..................................................5
         Section 6.1.  Investments Authorized..................................5
         Section 6.2.  Individual Investment Direction.........................6
         Section 6.3.  Investment in Commingled Trust..........................7
         Section 6.4.  Registration of Company Securities......................8

ARTICLE 7  POWERS AND RIGHTS OF TRUSTEE........................................8
         Section 7.1.  Trustee's Powers........................................8
         Section 7.2.  Restrictions on Power to Vote and Related Rights.......10
         Section 7.3.  Valuation of the Fund..................................10
         Section 7.4.  Advice of Counsel......................................11
         Section 7.5.  Indemnification of Trustee and Affiliates..............11
         Section 7.6.  Indemnification of Successor Trustee...................12
         Section 7.7.  Compensation and Expenses..............................12

                                                                            Page
                                                                            ----

ARTICLE 8  ACCOUNTS AND REPORTS OF THE TRUSTEE................................13
         Section 8.1.  Records and Accounts of the Trustee....................13
         Section 8.2.  Accrual Basis for Accounts.............................13
         Section 8.3.  Fiscal Year............................................13
         Section 8.4.  Annual Report..........................................13
         Section 8.5.  Approval of Reports....................................13

ARTICLE 9  REMOVAL, RESIGNATION AND SUCCESSION OF THE TRUSTEE.................14
         Section 9.1.  Removal................................................14
         Section 9.2.  Resignation............................................14
         Section 9.3.  Appointment, Qualifications and Powers of Successor
                         Trustee..............................................14
         Section 9.4.  Changes in Organization of Corporate Trustee...........14

ARTICLE 10  AMENDMENT OR TERMINATION..........................................15
         Section 10.1.  Authority to Amend or Terminate.......................15
         Section 10.2.  Method of Making Amendment............................15
         Section 10.3.  Termination of Trust..................................15
         Section 10.4.  Diversion of Fund Prohibited..........................15

ARTICLE 11  CONTINUANCE BY A SUCCESSOR........................................16

ARTICLE 12  PARTICIPATING EMPLOYERS...........................................16
         Section 12.1.  Participating Employers Become Parties to Trust.......16
         Section 12.2.  Company Appointed Agent by Participating Employers....16
         Section 12.3.  Segregation of Fund...................................16

ARTICLE 13  CONTROLLING LAW AND LEGAL ACTIONS.................................17
         Section 13.1.  Controlling Law.......................................17
         Section 13.2.  Legal Actions.........................................17

ARTICLE 14  MISCELLANEOUS.....................................................17
         Section 14.1.  Protection of Persons Dealing with Trustee............17
         Section 14.2.  Tax Exemption of Trust................................17
         Section 14.3.  No Interest in Participating Employer Given by Trust..17
         Section 14.4.  Gender and Plurals....................................18

ARTICLE 15  EXECUTION.........................................................18

                         AERIAL OPERATING COMPANY, INC.

                           TAX-DEFERRED SAVINGS TRUST


                  THIS AGREEMENT made as of November 22, 1999, between Aerial Operating Company, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), CTC Illinois Trust Company, a corporation organized under the laws of the State of Illinois and authorized to accept and execute trusts (the "Trustee") and The Bank of New York, a New York Banking Corporation ("BNY").

                  WHEREAS, the Company has adopted and maintains the Aerial Operating Company, Inc. Tax-Deferred Savings Plan (the "Plan") for the benefit of certain of its employees and their beneficiaries and for the benefit of certain employees of other employers and the beneficiaries of such employees;

                  WHEREAS, the Plan is intended to satisfy the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and to meet all other applicable requirements of the Code and all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                  WHEREAS, the Company desires to enter into a trust agreement pursuant to which a trust will be established and maintained for the sole purpose of the Company and participating employers funding the benefits provided under the terms of the Plan;

                  WHEREAS, the Company desires that the assets of the trust be held in trust pursuant to the terms of this trust agreement for the benefit of the participants and beneficiaries under the Plan, effective as of the date hereof;

                  WHEREAS, the Company desires to appoint CTC Illinois Trust Company as Trustee, effective as of the date hereof; and

                  WHEREAS, CTC Illinois Trust Company desires to serve as Trustee pursuant to the terms of this trust agreement, effective as of the date hereof.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee do hereby agree as follows:

                                    ARTICLE 1
                                    ---------
                             TRUST, FUND AND TRUSTEE
                             -----------------------
                  Section 1.1. Trust. This instrument and the trust evidenced hereby, as amended from time to time, shall be known as the Aerial Operating Company, Inc. Tax-Deferred Savings Trust (the "Trust").

                  Section 1.2. Fund. The assets held under the Trust by the Trustee are herein referred to as the "Fund." Except as herein otherwise provided, title to assets of the Fund shall at all times be vested in the Trustee, subject to the right of the Trustee to hold title in bearer form or in the name of a nominee or nominees, and the interest of others in the assets of the Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.

                  Section 1.3. Trustee and its Agents. (a) The Trustee and its duly appointed agents, including but not limited to BNY, shall receive, hold, invest, administer and distribute the Fund in accordance with the provisions of the Trust and for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan.

                  (b) Without limiting the generality of the foregoing paragraph
1.3(a) or any other power of the Trustee, BNY or any other agent of the Trustee as provided for in this trust agreement, the Company hereby specifically authorizes that any of the Trustee's powers, duties, obligations and responsibilities under this trust agreement may be performed or assumed, to the extent determined by the Trustee in its sole and absolute discretion and without any further notice to the Company, by BNY or any successor thereto. The Company agrees to be bound by all actions taken by BNY pursuant to the preceding sentence to the same extent as if they were taken by the Trustee. The Company further agrees that BNY shall be entitled to all of the protections accorded to the Trustee under this trust agreement, including but not limited to any and all releases from liability and indemnities contained herein, and that the performance of any action by BNY shall not enlarge the responsibilities of BNY under this trust agreement beyond the responsibilities of the Trustee. Without limiting the generality of the foregoing, BNY may perform investment management, custodial functions, settlement of securities transactions, valuations and accountings. If so advised in writing by the Trustee, the Company, the Investment Management Committee, any Participating Company or any investment manager shall provide investment directions and other directions to BNY rather than to the Trustee.

                                    ARTICLE 2
                                    ---------
                                      PLANS
                                      -----
                  Section 2.1. Delivery of Plan to Trustee. The Company shall deliver to the Trustee a certified copy of the Plan and of each amendment thereto for convenience of reference, but the rights, powers, titles, duties and discretions of the Trustee shall be governed solely by the Trust without reference to the Plan.

                  Section 2.2. Participating Employers. The term "Participating Employers" wherever used herein shall mean the Company and any other corporation which has adopted the Plan and has become a party to the Trust pursuant to
Section 12.1.

                                    ARTICLE 3
                                    ---------
                       AUTHORIZED EMPLOYER REPRESENTATIVES
                       -----------------------------------
                  The   Company  on  its  own  behalf  and  as  agent  for  each
Participating Employer shall furnish the Trustee the names and specimen signatures of each person upon whose statement of the decision or direction of the Company or the Participating Employers or the Investment Management Committee (as defined in Section 6.2) the Trustee is authorized to rely. Specifically, the Company shall certify to the Trustee the name of any agent, including without limitation any third party administrator (an "Administrative Agent"), appointed by the Company to receive, cumulate and communicate investment, distribution and administration directions for the Plan, and to whom the Company has delegated such responsibility and authority as the Company shall communicate to the Trustee. The Trustee shall be fully protected in acting in accordance with any such statement, decision or direction which it reasonably believes to be genuine, and which reasonably purports to be signed in accordance with this Section. Until notified of a change in the identity of such persons or agents the Trustee shall act upon the assumption that there has been no change.

                                    ARTICLE 4
                                    ---------
                                  CONTRIBUTIONS
                                  -------------
                  All contributions made under the Plan shall be delivered to the Trustee. The Trustee shall be accountable for all contributions received by it but shall have no duty to require any contributions to be made to it or to determine that the contributions received comply with the Plan or with the resolutions of the board of directors of the Participating Employers providing therefor or to ensure that the Fund is adequate to meet and discharge any liabilities under the Plan.

                                    ARTICLE 5
                                    ---------
                             DISTRIBUTIONS FROM FUND
                             -----------------------
                  Section 5.1. Company to Direct Distributions. Distributions in cash or in kind shall be made from the Fund by the Trustee to such persons or other entities in such manner, at such times, in such amounts and for such purposes as the Company shall direct in writing, and upon receiving such directions, the Trustee shall be authorized and empowered to sell or purchase property held in the Fund as appropriate to effectuate such distributions. The Trustee shall also discontinue distributions from the Fund in accordance with the directions of the Company. The Trustee shall have no responsibility as Trustee to see to the application of distributions so made or to ascertain whether the directions of the Company comply with the Plan.

                  The Trustee may maintain one or more interest bearing accounts for the purpose of making distributions and such other purposes, if any, as may reasonably be required for the convenient administration of the Plan or of the Trust. The Trustee is hereby directed to maintain any such account at BNY or one of its affiliates. Distributions of the Trust shall be made by wire transfer, checks, vouchers or warrants of the Trustee or an affiliate of the Trustee acting as agent of the Trustee. The parties acknowledge and agree that the Trust shall not be credited with any earnings on the amount required to make distributions until the check, voucher or warrant is presented for payment. Any such earnings shall be retained by and constitute compensation to the Trustee and its affiliates in addition to that listed in Exhibit A.

                  Section 5.2. Withholding of Taxes. The Trustee may withhold, or require the withholding, from any distribution which it is directed to make such sum as the Trustee may reasonably estimate is necessary to cover any taxes for which the Trustee may be liable which are, or may be, assessed with regard to such distribution. Upon discharge or settlement of such tax liability the Trustee shall distribute the balance of such sum, if any, to the distributee from whose distribution it was withheld, or if such distributee is then deceased, to such other person as the Company shall direct. Prior to making any distribution hereunder the Trustee may require such releases or other documents from any taxing authority, or may require such indemnity and surety bond, as the Trustee shall reasonably deem necessary for its protection.

                  Section 5.3. Participant Loans. The Company as the named fiduciary of the participant loan program, and any Administrative Agent shall be exclusively responsible for the administration of any participant loan program, including responsibility for issuing and maintaining custody of promissory notes and other documentation pertaining to such loans, and for all related loan disclosure and record keeping matters. The Trustee shall make loan disbursements to participants from the Fund pursuant to the directions of the Company or the Administrative Agent. Loan repayments shall be collected by the Company or the Administrative Agent and remitted to the Trustee, which shall invest such repayments among the available investment funds in the proportions directed by the Company or the Administrative

Agent. The Company or the Administrative Agent shall maintain and submit to the Trustee the records, accounts and reports otherwise required of the Trustee with respect to the portion of the Trust held by the Company or the Administrative Agent as promissory notes, and the Trustee shall include the information so provided in its reports and accounts furnished by the Trustee pursuant to
Article 8 hereof. The Company or the Administrative Agent will provide the Trustee with such information as may from time to time be required for the Trustee to exercise its rights under the documents relating to Plan loans, including without limitation, the occurrence of events of default by participants. The Trustee shall not be liable for any actions taken by the Company or the Administrative Agent under this Section 5.3.

                  Section 5.4. Interests Non-Assignable. No right or interest of any participant or distributee to receive distributions from the Fund shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any participant of the Plan or other distributee to receive distributions from the Fund shall be liable for, or subject to, any obligation or liability of such participant or distributee, including claims for alimony or the support of any spouse other than as may be required by a qualified domestic relations order which is determined to be a qualified domestic relations order by the Company within the meaning of Section 414(p) of the Code.

                                    ARTICLE 6
                                    ---------
                               INVESTMENT OF FUND
                               ------------------
                  Section 6.1. Investments Authorized. Except as otherwise in the Trust provided, the net income of the Fund shall be accumulated, added to the principal of the Fund and invested and reinvested therewith as a single Fund. Subject to the provisions of Section 6.2, the Trustee is authorized to invest the Fund in such preferred or common stocks, bonds, notes, and debentures (including convertible stocks and securities), mortgages, equipment trust certificates, investment trust certificates, shares of investment companies and mutual funds (irrespective of whether the Trustee or BNY is performing services therefor), interests in partnerships and trusts, insurance policies or contracts, certificates of deposit and savings accounts which bear a reasonable rate of interest, including certificates and accounts issued by or with the Trustee's or BNY's banking department, and common, collective or commingled trust funds maintained by the Trustee, BNY or any affiliate thereof, or a duly appointed investment manager for the investment of assets of employee benefit plans qualified under section 401(a) of the Code (whereupon the instruments establishing such funds, as amended, shall be deemed a part of this Agreement and incorporated by reference herein), or in such other property, real or personal, either within or without the United States, as the Trustee may deem to be in the interest of the participants and beneficiaries of the Plan. The Trustee in its discretion may hold any portion of the Fund in an interest bearing account pending investment or payment of expenses or distribution of benefits.

                  Section 6.2. Individual Investment Direction. The Company shall appoint a committee consisting of two or more members (the "Investment Management Committee") to direct the Trustee with respect to the investment and reinvestment of all or any designated portion, as solely determined by the Company, of the Fund. The Investment Management Committee shall be a "named fiduciary" of the Plan within the meaning of such term as used in ERISA. Pursuant to Section 5.8 of the Plan, the Investment Management Committee and the Trustee shall establish and maintain for the investment and reinvestment of contributions made on behalf of participants in the Plan ("Plan Participants") separate investment funds, as may be designated by the Investment Management Committee from time to time ("Designated Funds"), having different investment characteristics and objectives in order to provide Plan Participants with a variety of investment alternatives in accordance with Section 404(c) of ERISA and the regulations thereunder. Such Designated Funds may be invested in whole or in part in common stock of a Participating Employer or common or collective investment funds maintained by the Trustee or others (such as, for example, common or collective funds maintained by banks and trust companies for investment of the assets of employee benefit trusts, mutual funds and the like). The net income and proceeds of each Designated Fund shall be accumulated, added to the principal of such Designated Fund, and reinvested therewith as a single fund. Each Plan Participant shall give the Investment Management Committee or the Administrative Agent directions in the manner required by the Company and the Plan as to the amount, if any, of each contribution to the Fund which should be invested in each Designated Fund and as to the amount to be transferred from time to time from one such Designated Fund to another. Pursuant to each Plan Participant's directions, the Investment Management Committee or the Administrative Agent shall direct the Trustee with respect to the allocation of assets to Designated Funds and with respect to the transfer of assets among such Designated Funds and upon receiving such direction, the Trustee shall be authorized and empowered to sell or purchase any property held in such Designated Funds as appropriate to effectuate such transfers pursuant to this Section. To the extent so directed, the Company, Investment Management Committee and the Trustee are relieved of their fiduciary responsibilities as provided in
Section 404(c) of ERISA. In the event any Plan Participant fails to direct the investment of any contribution as provided herein, the Trustee shall invest such contribution in accordance with the instructions of the Investment Management Committee. The Investment Management Committee shall direct the investment of cash balances held in the Fund from time to time in short-term cash equivalents including, but not limited to, units in the Trustee's or BNY's short term collective investment fund if otherwise permitted by the terms of the Trust, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's or BNY's Trust Department), certificates of deposit, and similar type securities, with a maturity not to exceed one year. Notwithstanding the foregoing, the Investment Management Committee may by separate written agreement delegate to BNY or any other investment manager authority to direct the investment, in the investment manager's sole discretion, of all or a portion of the cash balances held in the Fund in any of the short term cash equivalents listed in the prior sentence. The Trustee shall sell any such short-term investments as may be necessary to carry out the instructions of the Investment Management Committee or an investment manager regarding investments and directed distributions. It shall be the duty of the Trustee to act strictly in accordance with any direction given by the Administrative Agent, Investment Management Committee or investment manager pursuant to this Section. The Trustee shall be under no duty to question any such direction, to review any securities or other property held in the Fund pursuant to any such direction, or to make suggestions to the Administrative Agent, Investment Management Committee or investment manager in connection therewith. The Trustee shall be under no liability for any loss of any kind which may result by reason of any action by it in accordance with any direction of an Administrative Agent, the Investment Management Committee or an investment manager or by reason of the Trustee's failure to take any investment action in the absence of directions from an Administrative Agent, the Investment Management Committee or an investment manager with respect to such portion of the Trust. Notwithstanding any provision of the Trust to the contrary, the Trustee shall be indemnified and saved harmless by the Participating Employers from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an Administrative Agent, the Investment Management Committee or an investment manager issued pursuant to this Section or for failure to act in the absence of directions of an Administrative Agent, the Investment Management Committee or an investment manager including all expenses reasonably incurred in its defense in the event the Participating Employers fail to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an Administrative Agent, the Investment Management Committee or an investment manager, having actual knowledge that such act or omission is a breach of a fiduciary duty; and further provided, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an Administrative Agent, the Investment Management Committee or an investment manager with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an Administrative Agent, the Investment Management Committee or an investment manager, or for failure to act in the absence of any such directions, or by reason of maintaining accounting records. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation reasonably purporting to be issued by an Administrative Agent, the Investment Management Committee or an investment manager which the Trustee reasonably believes to be genuine and to have been issued by such Administrative Agent, Investment Management Committee or investment manager.

                  Section 6.3. Investment in Commingled Trust. Notwithstanding any other provision of the Trust, the Trustee at the direction of the Investment Management Committee may cause any part or all of such assets to be commingled with the assets of other trusts by investment as a part of any group trust and as a part of any one or more of the Funds into which such group trust may from time to time be divided, and the assets so invested shall be subject to all of the provisions of such group trust, as it may be amended from time to time. To the extent that property of the Fund is invested in any such group trust, the declaration of trust pertaining thereto, as amended from time to time, and the trust thereby created, shall be a part of this Agreement and of the Plan. The Trustee shall have, with respect to the interest of the Fund in such group trust, the powers conferred by this Agreement to the extent that such powers are not inconsistent with the provisions of such declaration of trust. The Trustee shall have no responsibility for the custody or safekeeping of assets transferred to a group trust pursuant to this Section.

                  Section 6.4. Registration of Company Securities. In the event that the property initially delivered to the Trustee hereunder includes shares of stock or other securities of a Participating Employer, or any subsidiary or affiliate thereof, or the Investment Management Committee or a duly appointed investment manager directs the purchase of any such securities and thereafter directs the Trustee to dispose of any such securities, it shall be the Company's ultimate responsibility to ensure that such securities are properly registered under the Securities Act of 1933 and are qualified under the Blue Sky laws of any state or states. The Trustee shall be fully protected in relying on the Company's representation that (a) any such registration and/or qualification has been effected and (b) with respect to such securities, the Company has fully complied with all relevant federal and state securities laws, rules and regulations.

                                    ARTICLE 7
                                    ---------
                          POWERS AND RIGHTS OF TRUSTEE
                          ----------------------------
                  Section 7.1. Trustee's Powers. Subject to the provisions of Articles 6 and 7, the Trustee shall have the following powers, rights and duties in addition to those vested in them elsewhere in the Trust or by law:

                  (A) to retain, manage, improve, repair, operate and control any asset of the Fund;

                  (B) to sell, convey, transfer, exchange, partition, grant or acquire options with respect to, lease for any term (even though such term extends beyond the duration of this Trust or commences in the future), mortgage, pledge, or otherwise deal with or dispose of any asset of the Fund in such manner, for such consideration and upon such terms and conditions as the Trustee, in its discretion, shall determine;

                  (C) to employ such counsel, agents, including but not limited to BNY and auditors, as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Fund or the assets thereof and to pay them reasonable compensation;

                  (D) to settle, compromise or abandon all claims and demands in favor of or against the Fund;

                  (E) to organize, incorporate or create (or participate in the organization, incorporation or creation of), under the laws of any state, a corporation or trust for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire for the Fund and to exercise with respect thereto any of the powers, rights and duties it has with respect to other assets of the Fund;

                  (F) to cause any asset of the Fund to be issued, held or registered in the name of its nominee, or in such form that title will pass by delivery, provided the records of the Trustee shall indicate the true ownership of such asset (and the Company agrees to hold the Trustee and BNY, individually and as agent for the Trustee, and each of their directors, officers and employees, and any such nominee harmless from any liability as the holder of record);

                  (G) to purchase, sell and/or hold shares of stock of any Participating Employer; provided, however, that shares purchased from or sold to a Participating Employer shall be purchased or sold for adequate consideration within the meaning of section 3(18) of ERISA (which shall mean the closing price for such shares on the AMEX or Nasdaq National Market, whichever is applicable for the last day preceding the date of purchase or sale), and no commission shall be charged or paid with respect to purchases from or sales to a Participating Employer;

                  (H) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted herein;

                  (I) to collect all interest, dividends and other income payable with respect to property in the Fund, and to surrender securities at maturity or when advised of an earlier call for redemption, provided that the Trustee shall not be liable for failure to surrender any security for redemption prior to maturity if the Trustee did not have actual notice of such redemption;

                  (J) to exchange securities in temporary form for securities in definitive form, and to effect an exchange of shares where the par value of stock is changed;

                  (K) to hold property in its vaults, in non-certificated form with the issuer, on Federal Book Entry at the Federal Reserve Bank of New York, with a custodian appointed pursuant to clause (L) below, or at any other location approved by the Investment Management Committee;

                  (L) to appoint BNY to act as custodian with respect to any portion of the Fund;

                  (M) to delegate to any of the Trustee's affiliates such powers and duties as the Trustee considers desirable, provided that such delegation, and the acceptance thereof by such affiliates, shall be in writing; and

                  (N) to exercise any of the powers and rights of an individual owner with respect to any property of the Fund and to do all other acts which in its judgment are necessary or desirable for the proper administration of the Fund, although such powers, rights and acts are not specifically enumerated in the Trust.

                  The Trustee shall discharge its duties solely in the interest of participants of the Plan and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

                  Section 7.2. Restrictions on Power to Vote and Related Rights. Pursuant to, and only with, the specific direction of the Investment Management Committee, the Trustee shall (i) vote any corporate stock or mutual fund shares either in person or by proxy for any purposes; (ii) exercise any conversion privilege, subscription right or any other right or option given to the Trustee as the owner of record of any security owned by the Fund and make any payments incidental thereto; and (iii) consent to, take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Fund. Notwithstanding the foregoing provisions of this Section 7.2, the Trustee shall pass through to each Plan Participant by proxy or otherwise, the right to vote and exercise all of the other powers and rights described in the preceding sentence with respect to (A) the Common Shares, par value $1.00 per share, of Aerial Communications, Inc. (B) the Common Shares, par value $1.00 per share, of Telephone and Data Systems, Inc., and (c) the Common Shares, par value $1.00 per share, of United States Cellular Corporation, (all of such Common Shares being collectively referred to herein as "Employer Common Shares") represented in or allocated to such Plan Participant's Salary Reduction Contributions Account or Rollover Account; provided however, that if any Plan Participant does not instruct the Trustee or otherwise exercise his right to vote and other related rights and powers in a timely manner, the Trustee shall exercise such rights and powers as directed by the Investment Management Committee, which shall act in the best interest of the Plan Participant. In any event, the right to vote and exercise all of the other powers and rights described in this Section 7.2 with respect to the Employer Common Shares represented in or allocated to the Employer Matching Account shall be exercised by the Trustee pursuant to, and only with the specific direction of the Investment Management Committee.

                  Section 7.3. Valuation of the Fund. As of the inception of the Fund and at such other times as may be agreed upon by the Trustee and the Investment Management Committee (the "Valuation Date"), the Trustee shall determine the market value of the Fund and of the interests of the various Participating Plans therein. Such determination may be made either by the Trustee itself or by such person or persons believed by the Trustee to be competent to make such determination as the Trustee may select, but in accordance with a method consistently followed and uniformly applied. The Trustee's determination of the value of the Fund and of the interest of each Participating Plan therein shall be conclusive and binding upon all Participating Plans and all participating Employers, the Investment Management Committee and the Participants in such Plans and their beneficiaries; provided, however, that in the event the Company or Investment Management Committee objects to the Trustee's determination of the value of the Fund and of the interest of each Participating Plan therein, such determination shall not be conclusive and binding until the Trustee, in good faith, has fully considered and evaluated the Company's or Investment Management Committee's objection thereto and any reasons for or evidence supporting such objection.

                  The interest of each Participating Plan shall be represented by whole and fractional units which shall be undivided interests in such Fund without priority or preference one over the other. The original unit of participation upon establishment of this Trust shall be $1,000, or such other amount as the Trustee may determine at that time. As of any Valuation Date, the Trustee may make a uniform change in the size of all outstanding units of the Fund, by creating either a larger number of small units or a smaller number of large units. As of each Valuation Date the Trustee shall determine the value per unit in the Fund by dividing the value of the Fund as determined in accordance with this Section by the number of existing units in the Fund. Transfers of cash and/or property to or from the separate accounts of the various Participating Plans shall be made only as of a Valuation Date and shall be based upon the value of a unit as of such Date, and the number of units charged or credited to the accounts of such Plans shall be adjusted accordingly.

                  To the extent that the Trustee shall be required to value the assets of the Fund for any purpose, including without limitation any valuation pursuant to this Section, for accounting pursuant to Article 8 and any segregation of assets pursuant to Section 12.3 hereof, the Trustee may rely for all purposes of this Agreement upon any certified appraisal or other form of valuation submitted to it by any investment manager, the Investment Management Committee and, with respect to an interest in any venture capital organization, the manager of such organization.

                  Section 7.4. Advice of Counsel. The Trustee may consult with legal counsel, who may be counsel for any Participating Employer, in respect of any of its rights, duties or obligations hereunder.

                  Section 7.5. Indemnification of Trustee and Affiliates. The Trustee, individually and as trustee under this Agreement, and the Trustee's directors, officers and employees, and those affiliates (including but not limited to BNY) to whom the Trustee has delegated any responsibility hereunder shall be indemnified and saved harmless by the Participating Employers from and against any and all claims, loss, damages, expenses and liability to which they may be subjected by reason of any act reasonably taken or omitted in good faith with respect to the Fund, including all expenses reasonably incurred in their defense in case the Participating Employers fail to provide such defense, provided such action or omission does not constitute a violation of the fiduciary responsibilities under part 4 of Title I of ERISA of the Trustee, the Trustee's directors, officers or employees or those affiliates to whom the Trustee has delegated any responsibility.

                  Notwithstanding the foregoing, nothing in this Agreement is intended to or shall be construed to relieve the Trustee and the Trustee's directors, officers and employees, and those affiliates to whom the Trustee has delegated any responsibility hereunder from any responsibility or liability they may have under part 4 of Title I of ERISA, or from any liability of any kind arising as a result of their negligence or willful misconduct. Additionally, except as may be required under ERISA, in no event shall the Trustee or BNY individually, as trustee or as agent for the Trustee, nor any of their respective directors, officers, employees or affiliates to whom the Trustee or BNY has delegated any responsibilities under this trust agreement be liable for any claim, loss, damages, expenses or liability caused by circumstances beyond its or their control, or for special, punitive or consequential damages.

                  Section 7.6. Indemnification of Successor Trustee. If the Trustee is acting as a successor trustee, the Company hereby agrees to hold the Trustee and any affiliates to which it has delegated responsibility hereunder harmless from and against any tax, claim, liability, loss, damage, or expense incurred by or assessed against it as such successor as a direct or indirect result of any act or omission of a predecessor trustee or any other person charged under any agreement affecting Fund assets with investment responsibility with respect to such assets.

                  Section 7.7. Compensation and Expenses. The Trustee shall be entitled to the compensation set forth in Exhibit A attached hereto, which may be amended from time to time by the Trustee by written notice of amendment. Such an amendment shall become effective on the 60th day after the Trustee mails it to the Company unless the Company shall have provided the Trustee with written notice of objection thereto. The Trustee is authorized and directed to pay from the Fund all costs and expenses approved by the Company (which approval must not be unreasonably delayed or withheld) and incurred in administering the Plan and the Fund, including without limitation the compensation and expenses of the Trustee, the fees of counsel for the Trustee, all brokerage costs and transfer taxes incurred in connection with the investment and reinvestment of the Fund, all income taxes or other taxes of any kind which may be levied or assessed upon or in respect of the Fund and any other administrative expenses to the extent such expenses are not paid by the Participating Employers. The Trustee is authorized, when so directed by the Company, to pay from the Fund any specified expenses of administration of the Plan.

                                    ARTICLE 8
                                    ---------
                       ACCOUNTS AND REPORTS OF THE TRUSTEE
                       -----------------------------------
                  Section 8.1. Records and Accounts of the Trustee.  The Trustee
shall maintain accurate and detailed records and keep accounts of all transactions of the Trust and make them available at all reasonable times for inspection or audit by any person designated by the Company. At the direction of the Company the Trustee shall submit to the auditors for the Company and to others designated by the Company such valuations, reports or other information as they may reasonably require.

                  Section 8.2. Accrual Basis for Accounts. All accounts of the Trustee shall be kept on an accrual basis.

                  Section 8.3. Fiscal Year. The fiscal year of the Trust shall be the calendar year.

                  Section 8.4. Annual Report. Within 45 days after the close of each fiscal year of the Trust (or such other date as may be agreed upon in writing between the Company and the Trustee) and within 60 days after the effective date of the removal or resignation of any Trustee, the Trustee shall file with the Company a written report setting forth all transactions with respect to the Fund during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation and listing the assets of the Fund and the market value thereof as of the close of the period covered by such report.

                  Section 8.5. Approval of Reports. Upon the receipt by the Trustee of the Company's written approval of any such report, or upon the expiration of three months after delivery of any such report to the Company, such report (as originally stated if no objection has been theretofore filed by the Company, or as therefore adjusted pursuant to agreement between the Company and the Trustee) shall be deemed to be approved by the Company except as to matters, if any, covered by written objections theretofore delivered to the Trustee by the Company regarding which the Trustee has not given an explanation or made adjustments satisfactory to the Company, and the Trustee shall be released and discharged as to all items, matters and things set forth in such report which are not covered by such written objections as if such report has been settled and allowed by a decree of a court having jurisdiction regarding such report and of the Trustee and the Participating Employers. The Trustee, nevertheless, shall have the right to have its accounts and reports settled by judicial proceedings if it so elects, in which event the Company and the Trustee shall be the only necessary parties (although the Trustee may also join such other parties as it may deem appropriate).

                                    ARTICLE 9
                                    ---------
               REMOVAL, RESIGNATION AND SUCCESSION OF THE TRUSTEE
               --------------------------------------------------
                  Section 9.1. Removal. The Company, by resolution of its board of directors, may remove a Trustee at any time, such removal to take effect upon the later of the 60th day after the Trustee receives notice from the Company of such removal and the effective date of the appointment of a successor Trustee as hereinafter provided.

                  Section 9.2. Resignation. Any Trustee may resign by delivering to the Company a written resignation to take effect upon the 60th day after the delivery thereof to the Company or upon such earlier date as may be acceptable to the Company.

                  Section 9.3. Appointment, Qualifications and Powers of Successor Trustee. The Company may appoint additional or successor Trustees at any time by resolution of its board of directors, such appointment to become effective upon the delivery to any Trustee then in office of a copy of such resolution certified by an officer of the Company and upon written acceptance of the Trust by the additional or successor Trustee so appointed, or such other date agreed to by the Company and the additional or successor Trustee. Each additional or successor Trustee shall have all the rights, powers, titles, discretions, duties and immunities given to, or acquired by, the original Trustee. The legal title to the assets of the Fund shall be and remain vested in the Trustee from time to time acting hereunder without any transfer or conveyance to, by, or from any succeeding or retiring Trustee. No successor Trustee shall be liable for the acts or omissions of any prior Trustee or shall be obliged to examine the accounts, words, acts or omissions of any prior Trustee.

                  Section 9.4. Changes in Organization of Corporate Trustee. In the event that any corporate Trustee at any time acting hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to, another corporation, state or federal, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer shall be made, shall thereupon become and be a Trustee of the Trust with the same effect as though specifically so named.

                                   ARTICLE 10
                                   ----------
                            AMENDMENT OR TERMINATION
                            ------------------------
                  Section 10.1. Authority to Amend or Terminate. Subject to the provisions of Section 10.4, the Company shall have the right at any time and from time to time to amend the Trust in any manner, in whole or in part, or to terminate the Trust, provided that no amendment which changes the duties or liabilities of the Trustee shall be made without its written consent.

                  Section 10.2. Method of Making Amendment. Each amendment of the Trust shall be made by delivery to the Trustee of a written instrument setting forth such amendment duly executed by the Company together with a certified copy of a resolution of the board of directors of the Company authorizing the execution of such written instrument. Such written instrument (with the consent of the Trustee endorsed thereon, if its duties or liabilities are changed thereby) shall constitute the instrument of amendment.

                  Section 10.3. Termination of Trust. Termination of the Trust shall be effected by resolution of the board of directors of the Company. Written notice of such termination, together with a certified copy of such resolution, shall be delivered to the Trustee, and the Trustee shall dispose of the Fund in the manner directed in writing by the Company or, in the absence of directions from the Company, in such manner as may be directed by a judgment or decree of a court of competent jurisdiction. The powers of the Trustee hereunder shall continue as long as any assets of the Fund shall remain in its hands.

                  Section 10.4. Diversion of Fund Prohibited. Subject only to the provisions of Sections 5.5(b), 5.7 and 11.2 of the Plan and any other provisions of the Plan to the extent similar in purpose, at no time (either by operation, amendment or termination of the Plan or the Trust, or otherwise) shall any part of the Fund (other than such part as is required to pay taxes and administration expenses) be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries; provided, however, that nothing herein contained shall preclude the return to a Participating Employer of any contribution if the Company determines that such return is permitted by Section 403(c) of ERISA or any successor legislation.

                                   ARTICLE 11
                                   ----------
                           CONTINUANCE BY A SUCCESSOR
                           --------------------------
                  In the event that any Participating Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than a Participating Employer shall succeed to all or substantially all of such Participating Employer's business, such successor corporation may be substituted for such Participating Employer as a party to the Trust by executing an appropriate supplemental agreement with the Trustee.

                                   ARTICLE 12
                                   ----------
                             PARTICIPATING EMPLOYERS
                             -----------------------
                  Section 12.1. Participating Employers Become Parties to Trust. Any corporation which shall adopt the Plan pursuant to the terms thereof shall become a party to the Trust by filing with the Company and the Trustee a duly executed instrument in the form hereto annexed as "Exhibit B." Moneys thereafter remitted to the Trustee by or on behalf of such Participating Employer and its employees and the income therefrom shall be held by the Trustee as a part of the Fund.

                  Section 12.2. Company Appointed Agent by Participating Employers. Each Participating Employer which shall become a party to the Trust pursuant to Article 11 or Section 12.1 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Trust, including, but not by way of limitation, the power to amend or terminate the Trust. Such Participating Employer agrees that it shall be bound by the decisions, actions and directions of the Company, the Investment Management Committee or a duly appointed investment manager. The Trustee and any affiliate to whom it has delegated any responsibility hereunder shall be fully protected in relying upon such directions and subject to Section 12.3 herein, shall in no event be required to give notice to or otherwise deal with any such Participating Employer except by dealing with the Company as agent to such Participating Employer. The authority of the Company to act as such agent shall continue unless and until the portion of the Fund held for the benefit of employees of the particular Participating Employer and their beneficiaries is set aside in a separate trust as provided in Section 12.3.

                  Section 12.3. Segregation of Fund. Each Participating Employer reserves the right to cause the Trustee to set aside from the Fund such portion of the Fund as the Company shall determine to be held for the benefit of the employees of such Participating Employer (such Participating Employer being hereinafter referred to as the "withdrawing employer") and their beneficiaries under the Plan. Any portion which is so segregated shall thereafter constitute a separate trust fund and shall be held upon a separate trust identical to that hereby established, except that with respect thereto this agreement shall be construed as if the withdrawing employer were the only participating employer named herein. Thereafter with respect to such separate trust fund all powers and authority herein conferred upon the Company shall devolve upon the withdrawing employer. Upon the request of a withdrawing employer, the Company shall give written directions to the Trustee with respect to such segregation, a copy of which shall be given to each Participating Employer which shall then be a party to this Trust. Such directions shall specify not only the amount to be segregated but the particular assets of the Fund which shall be used to constitute such separate trust fund. The Trustee shall follow such directions of the Company which shall constitute a conclusive determination that the amount and the assets so segregated represent the share which should be held upon a separate trust for the benefit of the employees of the withdrawing employer and their beneficiaries under the Plan, unless one or more of the Participating Employers shall file with the Trustee and the Company a written protest within 30 days after such directions are given to the Trustee.

                                   ARTICLE 13
                                   ----------
                        CONTROLLING LAW AND LEGAL ACTIONS
                        ---------------------------------
                  Section 13.1. Controlling Law. To the extent not preempted by ERISA, the Trust shall be construed, enforced and administered according to the substantive laws (and not the choice of law provisions) of the State of Illinois. Except as otherwise required by ERISA, all proceedings under this trust agreement shall be brought in courts located in the City of Chicago and the company hereby submits to the jurisdiction of such courts for such purposes.

                  Section 13.2. Legal Actions. The Company shall have the authority to enforce the Trust on behalf of any and all persons having or claiming any interest in the Fund. In any legal action or equitable proceeding pertaining to the Trust or the Fund or any interest therein or the administration thereof, or for instructions to the Trustee, the Company and the Trustee shall be the only necessary parties.

                                   ARTICLE 14
                                   ----------
                                  MISCELLANEOUS
                                  -------------
                  Section 14.1. Protection of Persons Dealing with Trustee. No person dealing with the Trustee shall be required or entitled to see to the application of any money paid or property delivered to the Trustee or to determine whether or not the Trustee is acting pursuant to authority granted to it hereunder or to authorizations or directions herein required.

                  Section 14.2. Tax Exemption of Trust. The Trust is hereby designated as constituting a part of plans intended to qualify and to be tax-exempt under section 401(a) and section 501(a) of the Code, respectively. Until advised otherwise, the Trustee may conclusively assume that the Trust is so tax-exempt.

                  Section 14.3. No Interest in Participating Employer Given by Trust. Neither the creation of the Trust nor anything contained in the Trust shall be construed as giving any person or employee of any Participating Employer any equity or interest in the assets, business, or affairs of any Participating Employer or any right to continue in the employ of any Participating Employer.

                  Section 14.4. Gender and Plurals. In the Trust, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural and words in the plural shall include the singular.

                                   ARTICLE 15
                                   ----------
                                    EXECUTION
                                    ---------
                  The Trust may be executed in any number of counterparts, each of which shall be considered an original, and no other counterpart need be produced.

                  IN WITNESS WHEREOF, the Company, the Trustee and The Bank of New York have caused the Trust to be signed by their authorized officers on the date provided at the beginning of this Trust.

                                                AERIAL OPERATING COMPANY, INC.


                                                By /s/ Donald W. Warkentin
                                                   -----------------------
                                                   Title: President
                                                          ----------------



                                                 CTC ILLINOIS TRUST COMPANY


                                                 By /s/ Greg Anderson
                                                    ------------------------
                                                    Title: Managing Director
                                                           -----------------



                                                  THE BANK OF NEW YORK


                                                  By /s/ Brian Jirak
                                                     ----------------------
                                                     Title: Agent
                                                            ---------------







                              SIGNATURE PAGE OF THE
            AERIAL OPERATING COMPANY, INC. TAX-DEFERRED SAVINGS TRUST